UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2005, NMT Medical, Inc. (the “Company”) entered into an Amendment of Leases (the “Amendment”) with Fort Point Place – VEF V, LLC (the “Landlord”), as successor to Henry DiRico and Alfred DiRico, as Trustees of Wormwood Realty Trust (the “Former Landlord”), in connection with certain property that the Company leases in Boston, Massachusetts (the “Property”). The Amendment amends the terms of each of that certain Lease dated as of May 8, 1996 by and between the Company and the Former Landlord, as amended (the “1996 Lease”), and that certain Lease dated as of May 29, 1997 by and between the Company and the Former Landlord, as amended (the “1997 Lease”, and together with the 1996 Lease, the “Leases”).

Each of the 1996 Lease and the 1997 Lease were set to expire on September 30, 2006. The Amendment extends the term of each of the Leases for the four-year period beginning October 1, 2006 and ending on September 30, 2010 (the “Extension Period”). During the term of the Extension Period, the Company will make the following rental payments:

•	from October 1, 2006 through October 31, 2006, the Company will not pay any rent;

•	from November 1, 2006 through September 30, 2008, the Company will pay rent in an amount equal to $745,038 per year; and

•	from October 1, 2008 through September 30, 2010, the Company will pay rent in an amount equal to $815,994 per year.

In addition, pursuant to the terms of the Amendment, the Landlord will reimburse the Company up to an aggregate of $248,346 for the cost of any design and construction improvements to the Property performed prior to September 30, 2006 (the “Allowance”). To the extent that the Company shall have expended and been reimbursed for at least 80% of the Allowance for costs of constructing leasehold improvements on the Property, the Company shall have the right to direct the Landlord to credit the remaining portion of the Allowance against its rental obligations under the Leases for a specified period of time.

The Amendment also provides the Company with an option, upon expiration of the Extension Period, to extend the term of each of the Leases for an additional five-year period beginning October 1, 2010 and ending September 30, 2015 (the “Option Period”), subject to certain conditions. During the term of the Option Period, the Company shall be obligated to pay an annual fixed rent, which rent shall be computed as of the first day of the Option Period and shall be equal to the then current market rent being charged to tenants for comparable commercial rental property located in the immediate vicinity of the Property (the “Market Rent”). In no event shall the aggregate annual Market Rent be less than $815,994 per year.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

    See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: November 14, 2005	By:	/s/ Richard E. Davis Richard E. Davis Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Leases by and between NMT Medical, Inc. and Fort Point Place – VEF V, LLC dated November 9, 2005.